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                                                                      Exhibit 23










INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements numbers 333-59767 and 333-76067 of Kaneb Pipe Line Partners, L.P. on Form S-3 and in Registration Statement number 333-44634 of Kaneb Pipe Line Operating Partnership, L.P. on Form S-3 of our report dated March 16, 2001 of Shore Terminals LLC for the year ended December 31, 2000 appearing in this current report on Form 8-K of Kaneb Pipe Line Partners, L.P.


DELOITTE & TOUCHE LLP


Des Moines, Iowa
March 19, 2001